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             MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
              CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU    EXHIBIT 3.5

                                                   (FOR BUREAU USE ONLY)

                                                          FILED
Date Received
                                                       APR 03 1997
April 03, 1997
                                                       ADMINISTRATOR
                                           MI DEPARTMENT OF CONSUMER & INDUSTRY
Name  JANIS K. KUJAN, LEGAL ASSISTANT       SERVICES CORPORATION, SECURITIES &
Honigman Miller Schwartz and Cohn                LAND DEVELOPMENT BUREAU
                                                      EFFECTIVE DATE
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Address
2290 First National Building  660 Woodward Avenue
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City            State            Zip Code
Detroit         Michigan        48226-3583
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DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE


           CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

             FOR USE BY DOMESTIC PROFIT AND NONPROFIT CORPORATIONS

          (Please read information and instructions on the last page)



        Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:


1.      The present name of the corporation is:

        COMPUWARE CORPORATION

2.      The identification number assigned by the Bureau is:     008-375
                                                                 -------

3.      The location of the registered office is:



31440 Northwestern Highway      Farmington Hills, Michigan      48334-2564
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   (Street Address)                   (City)                    (ZIP Code)


4. Article III of the Articles of Incorporation is hereby amended to read as follows:


The total authorized capital stock is:

1.      Common Shares     200,000,000             $.01 Par Value.
        Preferred Shares    5,000,000 Class A,    No Par Value.

        [The remaining paragraphs of Articles III are unchanged.]




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5.      (FOR AMENDMENTS ADOPTED BY UNANIMOUS CONSENT OF INCORPORATORS BEFORE THE
        FIRST MEETING OF THE BOARD OF DIRECTORS OF TRUSTEES.)

        The foregoing amendment of the Articles of Incorporation was duly adopted on the __________________ day of

        ____________________________________, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors of Trustees.

            Signed this _________________ day of ____________________________


        ________________________________        _____________________________
               (Signature)                               (Signature)


        ________________________________        _____________________________
            (Type or Print Name)                     (Type or Print Name)


        ________________________________        _____________________________
               (Signature)                               (Signature)


        ________________________________        _____________________________
            (Type or Print Name)                     (Type or Print Name)




6. (FOR PROFIT CORPORATIONS, AND FOR NONPROFIT CORPORATIONS WHOSE ARTICLES STATE THE CORPORATION IS ORGANIZED ON A STOCK OR ON A MEMBERSHIP BASIS.)


        The foregoing amendment to the Articles of Incorporation was duly adopted on the 3rd day of April, 1997 by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

        [X] at a meeting. The necessary votes were cast in favor of the amendment.

        [ ] by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.

        [ ] by written consent of the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

                        Signed this 2nd day of April, 1997

                        By Thomas Costello, Jr.
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                        Thomas Costello, Jr.          Vice President/Secretary
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                        (Type or Print Name)           (Type or Print Title)